Exhibit 10.26

June 30, 2015

ROCK-TENN COMPANY 504 Thrasher Street Norcross, Georgia	MEADWESTVACO CORPORATION 501 South 5th Street Richmond, Virginia 23219-0501

Dr. Robert K. Beckler
501 South 5th Street
Richmond, Virginia 23219-0501
Dear Dr. Beckler:
Effective as of the date of this letter agreement, your Amended and Restated Employment Agreement, by and between MWV and you, dated as of March 3, 2014 (the “CIC Agreement”), shall be amended such that clause (i) of the second to last sentence of Section 5(d) is deleted in its entirety and replaced with the following clause: “(i) the Executive shall give the Company the Notice of Termination not more than 60 days following the event giving rise to the Executive’s Good Reason termination, and”. For the avoidance of doubt, all other terms and conditions of the CIC Agreement remain in full force and effect.

MEADWESTVACO CORPORATION
By: /s/ John A. Luke, Jr.
Name: John A. Luke, Jr.
Title: Chairman and Chief Executive Officer

ROCK-TENN COMPANY
By:     /s/ Robert B. McIntosh
Name: Robert B. McIntosh
Title: Executive Vice President,
General Counsel and Secretary

Agreed and Acknowledged

/s/ Robert K. Beckler
Robert K. Beckler